Exhibit 99.1
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: February 14, 2011	VENROCK ASSOCIATES By: A General Partner
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

VENROCK ASSOCIATES II, L.P. By: A General Partner
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

VENROCK ENTREPRENEURS FUND, L.P.
By: Venrock Management, LLC Its: General Partner

	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

VENROCK MANAGEMENT, LLC
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS, L.P.
By: VHCP Management, LLC Its: General Partner

	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS, LLC
By: VHCP Management, LLC Its: Manager

	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

VHCP MANAGEMENT, LLC
	By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory